Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, Amendment Number 2, of our report dated May 15, 2018, relating to the financial statements of Social Life Network, Inc., as of December 31, 2017 and 2016 and to all references to our firm included in this Registration Statement.

/S/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

May 15, 2018